UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona	85044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On October 13, 2015, the Board of Directors of GlyEco, Inc. (the “Company”) appointed Maria Tellez to be the Interim Chief Financial Officer of the Company, effective immediately.

Ms. Tellez, 41, currently also serves as the Vice President of Finance. Prior to being named as Vice President of Finance, Ms. Tellez served as the Company’s Controller since February 2014. Ms. Tellez has over 15 combined years of accounting, audit, and controllership experience. Since 2008 until joining the Company, Ms. Tellez served as the Assistance Controller of Empereon Marketing / Constar Financial Services, where she assisted in the documentation, development, implementation, and management of the company’s internal control processes and procedures. From 2004 to 2008, she performed audit and review procedures as an Auditor with Semple, Marchal & Cooper, LLP. From 1999 to 2004, she was a Senior Accountant with Bechtel Corporation, where she managed a staff of accountants in the billing, compliance, contracts, and general ledger departments. Ms. Tellez earned a Bachelor of Science (B.S.) degree in Accounting/Finance from the University of Arizona in 1998.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: October 15, 2015	By:	/s/ David Ide
David Ide Chief Executive Officer and President (Principal Executive Officer)